CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of E-Rex, Inc. dated
October 28, 2002 and to the incorporation by reference therein of our report dated April 7, 2002, with respect to the financial statements of E-REX, Inc., included in its Annual Report on Form 10-KSB/A for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

October  28,  2002




/s/  Parks,  Tschopp,  Whitcomb  &  Orr,  P.A.
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Parks,  Tschopp,  Whitcomb  &  Orr,  P.A.
Certified  Public  Accountants